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                                                                      Exhibit 15

First American Corporation
Nashville, Tennessee

Ladies and Gentlemen:

         Re:      Registration Statement on Form S-8


With respect to this Registration Statement on Form S-8, we acknowledge our awareness of the use therein of our report dated April 16, 1998 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                                   Very truly yours,


                                                   /s/ KPMG Peat Marwick LLP


                                                   KPMG Peat Marwick LLP

Nashville, Tennessee
May 7, 1998